UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2012

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

53 West 23rd Street New York, New York 10010 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 29, 2011, the United States Bankruptcy Court for the Southern District of New York ruled in favor of 4Kids Entertainment, Inc. (“4Kids”) in the first phase of the trial of the lawsuit brought by the licensors of the Yu-Gi-Oh! property, Asatsu-DK Inc (“ADK”) and TV Tokyo Corporation, (collectively, the “Plaintiffs”) against 4Kids.

The Court ruled that the Yu-Gi-Oh! property license agreement between the Plaintiffs and 4Kids was not effectively terminated by the Plaintiffs prior to the 4Kids’ bankruptcy filing on April 6, 2011.  In addition, the Court’s opinion carefully considered each of the Plaintiffs’ nine audit findings totaling over $4.8 million and concluded that audit findings totaling approximately 99% of the amount claimed by the Plaintiffs were "meritless".

Item 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits.

 (d) Exhibits

Exhibit	Description
99.1	Press release issued by 4Kids Entertainment, Inc. dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

4KIDS ENTERTAINMENT, INC.
BY: /s/ Bruce R. Foster

Bruce R. Foster Executive Vice President and Chief Financial Officer